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                                                                EXHIBIT 99.20


                                                                 EXECUTION COPY


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS OPTIONAL WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



                          COMMON STOCK OPTIONAL WARRANT

No. OW1

                          To Purchase Optional Units of

                             CONSTELLATION 3D, INC.

         THIS CERTIFIES that, for value received, Hershkovitz Jacqueline (the "Investor") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. New York City Time on September 12, 2001 (the "Termination Date"), but not thereafter, to subscribe for and purchase from CONSTELLATION 3D, INC., a Florida corporation (the "Company"), 7,387 units consisting of one (1) share of Common Stock of the Company (the "Optional Warrant Shares") and a Common Stock Adjustment Warrant ("Adjustment Warrant") with respect to such share in the form attached as Annex B to the Purchase Agreement (as defined below) (together, an "Optional Unit"). The "Exercise Price" is $10.15313 per Optional Unit. The Exercise Price and the number of Optional Units for which this Optional Warrant is exercisable shall be subject to adjustment as provided herein. This Optional Warrant is being issued in connection with the Common Stock Investment Agreement dated September 12, 2000 (the "Purchase Agreement") entered into by the Company and the Investor.

1. Title of Optional Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Optional Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase any part of the 7,387 Optional Units, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Optional Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Optional Warrant, upon exercise of the rights represented by this Optional Warrant and payment of the Exercise Price as set forth herein, will be duly authorized, validly issued, fully
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         paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.       Exercise of Optional Warrant.

(a) Exercise of the purchase rights represented by this Optional Warrant may be made at any time or times, in whole or in part before 5:00 p.m. New York City time on the Termination Date, by the surrender on any business day of this Optional Warrant and the Notice of Exercise annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the full Exercise Price of the shares thereby purchased; whereupon the holder of this Optional Warrant shall be entitled to receive a certificate for the number of shares of Common Stock, and an Adjustment Warrant with respect to such shares, comprising the Optional Units so purchased. Certificates for Optional Warrant Shares and Adjustment Warrants comprising Optional Units purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Optional Warrant shall have been exercised as aforesaid. Payment of the Exercise Price shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Optional Units being purchased.

         In the event that the Optional Warrant is not exercised in full, the number of Optional Units shall be reduced by the number of such Optional Units for which this Optional Warrant is exercised and/or surrendered, and the Company, at its expense, shall within five (5) Trading Days issue and deliver to or upon the order of the Optional Warrant holder a new Optional Warrant of like tenor in the name of the Optional Warrant holder or as the Optional Warrant holder (upon payment by the Optional Warrant holder of any applicable transfer taxes) may request, reflecting such adjusted number of Optional Units.

         All exercises will be deemed to occur as of the date of the Notice of Exercise, and certificates for Optional Warrant Shares, and Adjustment Warrants with respect to such shares, comprising the Optional Units purchased hereunder shall be delivered to the holder hereof within five
         (5) Trading Days after the date on which this Optional Warrant shall have been exercised as aforesaid. The Optional Warrant holder may withdraw its Notice of Exercise under Section 3(a) at any time thereafter if the Company fails to timely deliver the applicable certificates and Adjustment Warrants to the Optional Warrant holder as provided in this Agreement.

(b) In lieu of delivering physical certificates representing the Optional Warrant Shares comprising the Optional Units issuable upon exercise, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Optional Warrant holder, the Company shall use its best efforts to cause its transfer agent to

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         electronically transmit such Optional Warrant Shares to the Optional
         Warrant holder by crediting the account of the Optional Warrant holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

         The term "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Optional Warrant.

5. Charges, Taxes and Expenses. Issuance of certificates for Optional Warrant Shares and Adjustment Warrants with respect to such shares, comprising the Optional Units purchased upon the exercise of this Optional Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Optional Warrant or in such name or names as may be directed by the holder of this Optional Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Optional Warrant, this Optional Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Optional Warrant certificates or any certificates for the Optional Warrant Shares other than the issuance of an Optional Warrant certificate to the Investor in connection with the Investor's surrender of a Optional Warrant certificate upon the exercise of less than all of the Optional Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Optional Warrant.

7. No Rights as Shareholder until Exercise. Subject to Section 12 of this Optional Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Optional Warrant Shares or any other securities of the Company that may

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         at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Optional Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Optional Warrant pursuant to
         Section 3 hereof, the Optional Warrant Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Optional Warrant shall have been exercised.

8. Assignment and Transfer of Optional Warrant. This Optional Warrant may be assigned in whole or in part by the surrender of this Optional Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Optional Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Optional Warrant to the effect that the transaction is so exempt.

9. Loss, Theft, Destruction or Mutilation of Optional Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Optional Warrant, Adjustment Warrant or stock certificate representing the Optional Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Optional Warrant, Adjustment Warrant or stock certificate, if mutilated, the Company will make and deliver a new Optional Warrant, Adjustment Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Optional Warrant, Adjustment Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. Effect of Certain Events. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (collectively, a "Sale or Merger Transaction"), the holder of this Optional Warrant shall have the right thereafter to purchase exercise of this Optional Warrant and payment of the aggregate

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         Exercise Price in effect immediately prior to such action, the kind and amount of cash, shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Optional Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.


12.      Adjustments of Exercise Price and Number of Optional Units.

         The number of and kind of securities purchasable upon exercise of this Optional Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Optional Warrant subdivide its outstanding securities as to which purchase rights (either directly or indirectly) under this Optional Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights (either directly or indirectly) under this Optional Warrant exist, the number of Optional Units as to which this Optional Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Exercise Price payable per share, so that the aggregate Exercise Price payable for the total number of Optional Units purchasable under this Optional Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

(b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of Optional Units for which this Optional Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be proportionately reduced so that the aggregate Exercise Price for all the Optional Units issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable).

(c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares

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         of its capital stock, any evidence of indebtedness or any of its assets
         (other than Common Stock), then the number of Optional Units for which this Optional Warrant is exercisable shall be increased to equal: (i) the number of Optional Units for which this Optional Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Optional Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. Additionally, the Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of such event (ii) multiplied by a fraction, (A) the numerator of which is the number of Optional Units for which this Optional Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Optional Units for which this Optional Warrant is exercisable immediately after the adjustment. In lieu of such changes to the number of Optional Warrant Shares for which this Optional
         Warrant is exercisable and the Exercise Price, the Investor (as to itself only) may elect, in its sole discretion, to participate in such distribution and receive the shares of capital stock, evidence of indebtedness or other assets on an "as exercised" basis as if the Optional Warrant had been exercised in full for Optional Warrant Shares as of the record date for such distribution, without regard to the restrictions contained in Section 16.

         This clause will not hold for shares distributed under stock option plans, rewards for services or property, investment or other type of financing, mergers or other type of commercial agreements that involve issuance of shares

         For purposes of this Optional Warrant, "Fair Market Value" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Optional Warrant holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Optional Warrant holder.

(d) Merger, etc. In case the Company will merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, the Company will try to achieve that such transferee or corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Optional Warrant to be performed and observed by

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         the Company. In case the Company cannot achieve such a commitment then the holder will be entitled to immediately exercise this Optional Warrant as per clause 11 above.

(e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights (either directly or indirectly) under this Optional Warrant exist into the same or a different number of securities of any other class or classes, then the Optional Warrant holder shall thereafter be entitled to receive upon exercise of this Optional Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Optional Warrant holder for the shares of stock and Adjustment Warrants subject to this Optional Warrant had this Optional Warrant at such time been exercised.

(f) Exercise Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than (A) shares or options issued or which may be issued pursuant to (i) the Company's current or future employee or director or subcontractor or consultant option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act, (ii) arrangements with the Investor, or (iii) acquisitions of other entities by the Company or merge with such other entity, or (B) sales of Common Stock (in one more tranches to the same or different purchasers) that, in the aggregate, have a fair market value of less than $500,000 at the time they are sold or (C) issued to strategic partners or investment banks, or shares issued in the context of a financing package from bank entities) at an effective exercise price per share ("Effective Price") which is (1) less than the Exercise Price then in effect, or (2) at a discount greater than 10% from the Fair Market Value (as described in Section 12(c) above) of the Common Stock on the Trading Day next preceding such issue or sale, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount equal to the lesser of (x) such Effective Price, and (y) the product of
         (A) the Exercise Price divided by .9 and (B) 1.00 minus the discount from Fair Market Value (expressed as a fraction).

         For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

         The number of Optional Units which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(f), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of Optional

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         Units shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Optional Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Optional Units or number or kind of securities or other property purchasable upon the exercise of this Optional Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the holder of this Optional Warrant a notice setting forth the number of Optional Units (and other securities or property) purchasable upon the exercise of this Optional Warrant and the Exercise Price of such Optional Units after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

15. Authorized Shares. The Company covenants that during the period the Optional Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Optional Warrant Shares upon the exercise of any purchase rights under this Optional Warrant. The Company further covenants that its issuance of this Optional Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Optional Warrant Shares upon the exercise of the purchase rights under this Optional Warrant. The Company will take all such reasonable action as may be necessary to assure that such Optional Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or market upon which the Common Stock may be listed.

16.      9.99% Limitation. Void

17.      Compliance with Securities Laws.

(a) The holder hereof acknowledges that the Optional Warrant Shares and the Adjustment Warrants acquired upon the exercise of this Optional Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Optional Warrant Shares and each Adjustment Warrant issued to the holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE

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         DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

(b) Without limiting the Investor's right to transfer, assign or otherwise convey the Optional Warrant, Adjustment Warrant or Optional Warrant Shares in compliance with all applicable securities laws, the Investor, by acceptance hereof, acknowledges that this Optional Warrant, the Adjustment Warrant and the Optional Warrant Shares to be issued upon exercise hereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and that the Investor will not offer, sell or otherwise dispose of such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.

(c) Neither this Optional Warrant nor any share of Common Stock or Adjustment Warrant issued upon exercise of this Optional Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act, such counsel and such opinion to be satisfactory to the Company.

(d) The Investor recognizes that investing in the Optional Warrant, the Adjustment Warrant and the Optional Warrant Shares involves a high degree of risk, and the Investor is in a financial position to hold these securities indefinitely and is able to bear the economic risk and withstand a complete loss of its investment therein. The Investor is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and have had the opportunity to inspect the Company's operation. The Investor has had the opportunity to ask questions of, and receive answers from, the management of the Company (and any person acting on its behalf) concerning the Optional Warrant, Adjustment Warrant and the Optional Warrant Shares and the agreements and transactions contemplated hereby, and to obtain any additional information as the Investor may have requested in making its investment decision. The initial Investor in this Optional Warrant is an "accredited investor", as defined by Regulation D promulgated under the Act.

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18.      Miscellaneous.

(a) Issue Date; Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS OPTIONAL WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS OPTIONAL WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE OF CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS OPTIONAL WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS OPTIONAL WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS OPTIONAL WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH
         SECTION 18(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Optional Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Optional Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Optional Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Optional Warrant shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

(d) Severability. Whenever possible, each provision of this Optional Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Optional Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Optional Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Optional Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Optional Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optional Warrant holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Optional Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Optional Warrant Shares on the exercise of this Optional Warrant.


                    Rest of this page intentionally left bank

         IN WITNESS WHEREOF, the Company has caused this Optional Warrant to be executed by its officers thereunto duly authorized.

Dated: September 12, 2000

                                              CONSTELLATION 3D, INC.



                                              By: /s/ Eugene Levich
                                                  ---------------------------
                                                   Name:   Eugene Levich
                                                   Title:  President

Agreed and Accepted
this12 day of September, 2000

HERSHKOVITZ JACQUELINE


By:  /s/ Hershkovitz Jacqueline
     ---------------------------
     Name:
     Title:

                               NOTICE OF EXERCISE



To:      CONSTELLATION 3D, INC.

(1) The undersigned hereby elects to purchase ________ Optional Units consisting of ______shares of Common Stock of Constellation 3D, Inc., and Adjustment Warrants with respect to such shares, pursuant to the terms of the attached Optional Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock and an Adjustment Warrant with respect to such shares in the name of the undersigned or in such other name as is specified below:


                           -------------------------------
                                      (Name)


                           -------------------------------


                           -------------------------------
                                    (Address)

(3) Please issue a new Optional Warrant for the unexercised portion of the attached Optional Warrant in the name of the undersigned or in such other name as is specified below:

                         Other Name: ____________________




                                          -----------------------------------
                                                        (Name)

--------------------                      -----------------------------------
(Date)                                                (Signature)

                                          -----------------------------------
                                                       (Address)

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



                  FOR VALUE RECEIVED, the foregoing Optional Warrant of Constellation 3D, Inc. and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


---------------------------------------------------------------.


---------------------------------------------------------------

                                         Dated:  ______________,


                           Holder's Signature: _____________________________

                           Holder's Address:   _____________________________


                                               -----------------------------



Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Optional Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Optional Warrant.